                                [HAWTHORNE LOGO]

                        HAWTHORNE FINANCIAL CORPORATION

                                 PRESS RELEASE


APRIL 28, 1997
IMMEDIATE RELEASE

Contact:         Mr. Scott Braly, President and Chief Executive Officer      (310) 725-5600
                 Mr. Norman Morales, Chief Financial Officer                 (310) 725-5631

             HAWTHORNE FINANCIAL REPORTS RESULTS FOR FIRST QUARTER

(NASDAQ:HTHR) (El Segundo, CA) Hawthorne Financial Corporation (the "Company") and its subsidiary, Hawthorne Savings, F.S.B. (the "Bank") today announced unaudited results for the quarter ended March 31, 1997. For the quarter, the Company reported net earnings of $1.4 million, or $0.17 per share, compared with net earnings of $2.6 million, or $0.41 per share for the same period in 1996. Results for both quarters are calculated using the modified Treasury method and are based on outstanding shares of 5.1 million shares. The earnings per share are adjusted for the Company's preferred stock dividends.

The Bank maintained core and risk-based regulatory capital ratios of 6.67% and 11.11%, respectively, at March 31, 1997, which are in excess of the regulatory minimums which define a "well capitalized" institution. Total assets at March 31, 1997 were $838 million, as compared with $847 million at December 31, 1996 and $773 million at March 31, 1996.

Pretax earnings from the Company's core operations continued to rise during the March 1997 quarter, reaching their highest level since mid-1993. Core earnings are earnings after loan loss provisions and before interest on parent company indebtedness, income taxes, and nonrecurring items. For the three-month periods ended March 31, 1997, December 31, 1996 and March 31, 1996, core earnings were $1.3 million, $1.2 million and $0.4 million, respectively, which amounts include loan loss provisions of $1.5 million, $1.0 million and $1.2 million, respectively.

During the March 1997 quarter, the Company's net interest margin was 3.43% on average earning assets of $800 million. For the December 1996 and March 1996 quarters, the Company's net interest margin and average earning assets were 3.44% and $833 million, and 2.93% and $735 million, respectively. In December 1996, the Company sold approximately $60 million of loans, realizing a modest gain thereon. Though the proceeds from these loan sales had been reinvested in loans and securities by March 31, 1997, the results for the first quarter of 1997 were modestly impacted because such funds were not fully invested for the entire quarter.

                             HAWTHORNE FINANCIAL CORPORATION


PRESS RELEASE
APRIL 28, 1997
PAGE 2



For the March 1997 quarter, real estate operations produced no net cost for the Company. For the December 1996 quarter, real estate operations produced a net cost of $0.4 million and such activities resulted in net revenues of $0.4 million for the March 1996 quarter.

During the first quarter of 1997, the Company increased its deferred tax asset to $4.9 million by recording additional income tax benefits of $0.7 million.

ASSET QUALITY

At March 31, 1997, nonperforming assets totaled $41.2 million, or 4.9% of total assets at period end, consisting of the carrying value of foreclosed properties ($21.0 million) and loan principal three or more payments past due ($20.2 million). At December 31, 1996 and March 31, 1996, nonperforming assets were $36.8 million (4.3% of total assets) and $39.2 million (5.1% of total assets), respectively. Immediately following the end of the March 1997 quarter, the Company completed the all-cash sale of one property, carried at $3.8 million and sold for $4.0 million, and received full reinstatement of one delinquent loan, with principal of $1.0 million which was more than 90 days past due at the end of March. Had these post-quarter-end events been accomplished during the March 1997 quarter, the Company's ratio of nonperforming assets to total assets would have remained unchanged at March 31, 1997 from the ratio at the end of 1996.

Loans delinquent 30 to 89 days, which the Company places on nonaccrual status as a matter of policy, declined to $5.1 million at March 31, 1997, from $10.1 million at December 31, 1996 and $12.8 million at March 31, 1996.

Total nonaccruing assets were $47.7 million at March 31, 1997 ($42.9 million after giving effect to the post-March resolutions described above), as compared with $48.8 million at December 31, 1996 and $53.6 million at March 31, 1996. This declining trend is consistent with the Company's current and improving asset migration and loss experience measures.

PARENT COMPANY ITEMS

The Company's capital structure is comprised of common stockholders' equity, and an aggregate of $27 million in high-cost Senior Notes bearing an annual interest rate of 12% and Cumulative Perpetual Preferred stock with an annual dividend rate of 18%. For the quarter ended March 31, 1997, interest expense on the Senior Notes was $0.5 million, and accrued but unpaid dividends on the Cumulative Perpetual Preferred stock was $0.6 million. Other parent company costs totaled $0.2 million in the period.

INVESTOR COMMUNICATIONS PROGRAM

The Company will sponsor a teleconference call on Monday, May 5, at 10:15 a.m. Pacific Daylight Time. You may connect with the Company by dialing (800) 403-2040 and entering the access code 660031.

                        HAWTHORNE FINANCIAL CORPORATION


PRESS RELEASE
APRIL 28, 1997
PAGE 3


HAWTHORNE FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS ARE IN THOUSANDS)

                                                                      MARCH 31,              DECEMBER 31,
                                                                        1997                     1996
                                                                     -----------             ------------
                             ASSETS                                  (UNAUDITED)              (AUDITED)
Cash and cash equivalents                                              $ 16,024                 $ 93,978
Investment securities                                                    77,633                   38,371
Loans receivable (net of allowance for estimated credit losses
     of $13,657 in 1997 and $13,515 in 1996)                            698,225                  672,401
Real estate owned, net                                                   20,977                   20,140
Other assets                                                             25,116                   22,305
                                                                       --------                 --------
    Total Assets                                                       $837,975                 $847,195
                                                                       ========                 ========

               LIABILITIES & STOCKHOLDERS' EQUITY
Deposits                                                               $708,113                 $717,809
  FHLB advances                                                          65,000                   50,000
  Senior notes                                                           12,385                   12,307
  Other liabilities                                                       8,353                   23,157
                                                                       --------                 --------
     Total Liabilities                                                  793,851                  803,273
                                                                       --------                 --------

Preferred stock                                                          11,592                   11,592
Common stockholders' equity                                              32,532                   32,330
                                                                       --------                 --------
     Total Stockholders' Equity                                          44,124                   43,922
                                                                       --------                 --------
     Total Liabilities and Stockholders' Equity                        $837,975                 $847,195
                                                                       ========                 ========

SUPPLEMENTAL INFORMATION - BANK CAPITAL                                MARCH 31,              DECEMBER 31,
                                                                         1997                     1996
                                                                       ---------              ------------
Core capital                                                            $55,663                  $52,803
Ratio                                                                      6.67%                    6.27%

Risk-based capital                                                      $62,773                  $59,560
Ratio                                                                     11.11%                   11.11%

                        HAWTHORNE FINANCIAL CORPORATION


PRESS RELEASE
APRIL 28, 1997
PAGE 4



HAWTHORNE FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS ARE IN THOUSANDS)

                                                             THREE MONTHS ENDED
                                                                   MARCH 31,
                                                         --------------------------------
                                                           1997                    1996
                                                         --------                 -------
                                                                  (UNAUDITED)
Interest revenues
    Loans, net of nonaccrual income                       $ 15,506                $13,782
    Investment interest                                      1,501                  1,019
                                                          --------                -------
Total interest revenues                                     17,007                 14,801
                                                          --------                -------
Interest costs
    Deposits                                                (8,892)                (8,938)
    FHLB advances                                             (780)                  0.00
    Senior notes                                              (483)                  (471)
                                                          --------                -------
Total interest costs                                       (10,155)                (9,409)
                                                          --------                -------
Net interest income                                          6,852                  5,392
Provision for credit losses                                 (1,500)                (1,200)
                                                          --------                -------
Net interest income after provision
     for credit losses                                       5,352                  4,192

Noninterest revenues                                           732                    440
Noninterest expenses
     Employee                                               (2,769)                (2,294)
     Operating                                              (1,054)                (1,061)
     Occupancy                                                (754)                  (723)
     Professional                                             (348)                  (448)
     SAIF premium and OTS assessment                          (372)                  (585)
                                                          --------                -------
                                                            (5,297)                (5,111)
                                                          --------                -------
Real estate operations, net                                     20                    441
Other revenues (costs), net                                    (13)                   346
                                                          --------                -------
Net earnings before income taxes                               794                    308
Income tax benefit                                             563                  2,253
                                                          --------                -------
Net earnings                                              $  1,357                $ 2,561
                                                          ========                =======
Net earnings available for common(1)                      $    852                $ 2,136
                                                          ========                =======
Net earnings per share(1)                                 $   0.17                $  0.41
                                                          ========                =======
Weighted average shares(1)                                   5,142                  5,141
                                                          ========                =======

----------------------------------------------------
  (1)  Calculated using the modified Treasury method.

                        HAWTHORNE FINANCIAL CORPORATION


PRESS RELEASE
APRIL 28, 1997
PAGE 5



HAWTHORNE FINANCIAL CORPORATION AND SUBSIDIARY
SUPPLEMENTAL INFORMATION - CLASSIFIED ASSETS
(DOLLARS ARE IN THOUSANDS)

ASSET QUALITY                                                    MARCH 31,             DECEMBER 31,           MARCH 31,
                                                                    1997                  1996                  1996
                                                                -----------            ------------          -----------
                                                                (UNAUDITED)            (UNAUDITED)           (UNAUDITED)
NONPERFORMING ASSETS
    Real estate owned, net                                        $ 20,977               $ 20,140             $ 25,960
    Nonperforming loans, 90 days and greater delinquent             20,266                 16,643               13,217
                                                                  --------               --------             --------
GROSS NONPERFORMING ASSETS                                          41,243                 36,783               39,177

OTHER CLASSIFIED LOANS
    Other delinquent loans, 30 - 89 days                             5,119                 10,082               12,810
    Performing loans classified substandard,
       doubtful or loss                                             49,370                 46,987               48,770
                                                                  --------               --------             --------
GROSS CLASSIFIED ASSETS                                           $ 95,732               $ 93,852             $100,757
                                                                  ========               ========             ========

GROSS CLASSIFIED LOANS                                            $ 74,755               $ 73,712             $ 74,797
                                                                  ========               ========             ========
Net loans receivable, exclusive of allowance
    for credit losses                                             $711,882               $685,916             $629,225
                                                                  ========               ========             ========
ALLOWANCE FOR CREDIT LOSSES
    Specific                                                      $  2,886               $  2,185             $  3,729
    General                                                         10,771                 11,330               11,624
                                                                  --------               --------             --------
Total                                                             $ 13,657               $ 13,515             $ 15,353
                                                                  ========               ========             ========

RATIOS
Gross nonperforming assets to total assets                             4.9%                   4.3%                 5.1%
Allowance for credit losses to net loans receivable                    1.9%                   2.0%                 2.4%
Allowance for credit losses to classified loans                       18.3%                  18.3%                20.5%
Allowance for credit losses to nonperforming loans                    67.4%                  81.2%               116.2%
Gross classified assets to core capital and general reserves         143.2%                 144.8%               170.6%